Exhibit 99.1

STEVEN KATZ
Briar Ridge Plaza
440 South Main Street
Milltown, NJ 08850
Telephone: (732) 254-5385
Fax: (732) 254-8705

March 9, 2007

VIA EMAIL AND U.S. MAIL

Guenter H. Jaensch, Ph.D.
Chairman of the Board
Biophan Technologies, Inc.
15 Schoen Place
Pittsford, NY 14534

Dear Guenter:

Kindly accept my resignation from the Board of Directors of Biophan Technologies, Inc., to be effective today, Friday, March 9, 2007.

Respectfully submitted,

/s/ Steven Katz

Steven Katz